Exhibit 1.2

chinadotcom to Present at Fulcrum Global Partners Conference in New York

Hong Kong March 3, 2004 chinadotcom corporation (NASDAQ: CHINA; www.corp.china.com), a leading integrated enterprise software and mobile applications company in China and internationally, announced that the company is presenting today at the “Straight Talk on Software” investor conference hosted by Fulcrum Global Partners in New York. chinadotcom has scheduled one-on-one investor meetings after the conference. The conference will highlight approximately 20 enterprise software companies.

Once available from the organizer, chinadotcom’s presentation will be posted on the corporate website at www.corp.china.com under Investor Relations.

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About chinadotcom corporation
chinadotcom corporation (NASDAQ: CHINA; Website: www.corp.china.com) is a leading integrated enterprise software and mobile applications company focused on China and internationally. The company has over 1,400 employees with operations in over 14 countries. For more information about chinadotcom corporation, please visit the website http://www.corp.china.com.

Forward Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on chinadotcom management’s current expectations and are subject to risks and uncertainties and changes in circumstances. All forward-looking statements included in this press release are based upon information available to chinadotcom as of the date of the press release, and it assumes no obligation to update or alter its forward looking statements whether as a result of new information, future events or otherwise. Further information on risks or other factors that could affect chinadotcom’s results of operations is detailed in its filings or submissions with the United States Securities and Exchange Commission, including the Annual Report for the year ended December 31, 2002 on Form 20-F/A filed on January 20, 2004 and the Form 6-K submitted on February 12, 2004 which contain revised and updated sections of the Form 20-F/A.

For further information, please contact:

Media Relations
Jane Cheng, Public Relations Manager
Tel:      (852) 2961 2750
Fax:     (852) 2571 0410
e-mail: jane.cheng@hk.china.com

Investor Relations
Craig Celek, Vice President, Investor Relations
Tel:      1-212-661-2160
Fax:     1-973-591-9976
e-mail: craig.celek@hk.china.com